UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2007

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2007, Best Buy Co., Inc. entered into two agreements to purchase shares of its common stock from Goldman Sachs & Co. (“Goldman Sachs”) for an aggregate purchase price of $3.0 billion pursuant to an accelerated share repurchase (“ASR”) program. Repurchased shares will be retired immediately and will be authorized but unissued shares as required under Minnesota law. The registrant is acquiring these shares as part of a new $5.5 billion share repurchase program approved by the registrant’s Board of Directors on June 26, 2007.  The new share repurchase program terminates and replaces a $1.5 billion share repurchase program approved in June 2006.

The number of shares to be repurchased under the ASR program will be based generally on the volume-weighted average price of the registrant’s common stock during the term of the agreements. Purchases under one of the ASR agreements are subject to collar provisions that will establish minimum and maximum numbers of shares based on the volume-weighted average share price over an initial hedge period. ASR program purchases totaling $2.0 billion will be effected under the collar agreement. The minimum and maximum numbers of shares that the registrant will repurchase pursuant to the collar agreement will not be known until conclusion of the hedge period, which is expected to occur during the second quarter of fiscal 2008.   The remaining $1.0 billion of the ASR program will not be subject to collar provisions. The registrant expects all ASR program purchases to be completed by the fourth quarter of fiscal 2008, although the completion date may be accelerated at the option of Goldman Sachs. The actual number of shares repurchased will be determined at the completion of the ASR program.

The agreements, each dated June 26, 2007, contain the principal terms and provisions governing the ASR program including, but not limited to, the mechanism used to determine the amount of shares that will be delivered by Goldman Sachs to the registrant, the required timing of delivery of the shares, the specific circumstances under which Goldman Sachs is permitted to make adjustments to valuation periods, the specific circumstances under which the ASR program may be terminated early and various acknowledgements, representations and warranties made by the registrant and Goldman Sachs to one another, including representations related to Rule 10b5-1 and intended compliance with the Rule 10b-18 volume and timing guidelines. The agreements are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2007, the registrant entered into a $3.0 billion bridge loan facility with Goldman Sachs Credit Partners L.P. (the “Bridge Facility”).  The registrant will become obligated under the Bridge Facility upon receipt of funds.  The Bridge Facility has a term of 364 days and will be used along with existing cash and investments to finance the ASR program.  The registrant expects to pay the balance of the bridge loan prior to the end of its term.  The Bridge Facility is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Additionally, the registrant has received a commitment letter from J.P. Morgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (“J.P. Morgan”) for a five-year senior unsecured revolving credit facility of $2.0 billion.  The final terms of the credit facility remain subject to negotiation by the registrant and J.P. Morgan.  A copy of the commitment letter is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Finally, on June 26, 2007, the registrant provided noticed to U.S. Bank, N.A. (“U.S. Bank”) of its intent to terminate effective July 2, 2007, the $200 million revolving credit facility that the registrant previously established with U.S. Bank.

In the ordinary course of their business, Goldman Sachs,  J.P. Morgan, U.S. Bank and their respective affiliates have engaged, and in the future may engage, in financial advisory and/or investment banking transactions with the registrant and its affiliates. They have received and will receive customary fees and commissions for these transactions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2007, the Board of Directors of Best Buy Co., Inc. adopted Amended and Restated Bylaws to decrease the number of potential Board members from thirteen to twelve.  The composition of the Board now includes five Class 1 directors for election to two year terms in even numbered years and seven Class 2 directors for election to two year terms in odd numbered years.

The Amended and Restated Bylaws became effective on June 26, 2007, and are attached as Exhibit 3.1 hereto.

Item 7.01 Regulation FD Disclosure.

On June 27, 2007, Best Buy Co., Inc. issued a news release announcing the new share repurchase program and the ASR program, a 30% increase in the registrant’s quarterly cash dividend to $0.13 per share of common stock, and that the registrant raised its total potential for stores in North America to 1,800 stores.

The news release issued on June 27, 2007, is furnished as Exhibit No. 99.1 hereto. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

The information in this Item 7.01, including Exhibit No. 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits.

	3.1	Amended and Restated By-Laws of Best Buy Co., Inc., effective June 26, 2007
	10.1	Master Confirmation entered into by the registrant and Goldman Sachs & Co. on June 26, 2007
	10.2	Master Confirmation entered into by the registrant and Goldman Sachs & Co. on June 26, 2007
	10.3	Revolving Credit Agreement entered into by the registrant and Goldman Sachs Credit Partners L.P. on June 26, 2007
	10.4	5-Year Senior Unsecured Revolving Credit Facility Commitment Letter issued by J.P. Morgan Chase Bank, N.A. and J.P. Morgan Securities Inc. to the registrant on June 26, 2007
99.1

News release issued on June 27, 2007. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: July 2, 2007	/s/ Susan S. Grafton
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer